EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 24, 2004, in Amendment No. 2 to the Registration Statement (Form S-3 No. 333-112894) and related Prospectus of StarTek Inc. for the registration of 3,680,000 shares of its common stock and to the incorporation by reference, with respect to the consolidated financial statements of StarTek Inc., in the Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

ERNST & YOUNG LLP

Denver, Colorado
April 13, 2004